EX-28.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment to the registration statement on Form N1-A (“Registration Statement”) of Nationwide Variable Insurance Trust of our reports dated February 18, 2020, relating to the financial statements and financial highlights, which appear in Amundi NVIT Multi Sector Bond Fund, BlackRock NVIT Equity Dividend Fund, DoubleLine NVIT Total Return Tactical Fund, Federated NVIT High Income Bond Fund, Neuberger Berman NVIT Multi Cap Opportunities Fund, NVIT AllianzGI International Growth Fund (formerly, NVIT Multi-Manager International Growth Fund), NVIT AQR Large Cap Defensive Style Fund (formerly, NVIT Nationwide Fund), NVIT Bond Index Fund, NVIT Columbia Overseas Value Fund (formerly, Templeton NVIT International Value Fund, NVIT Core Bond Fund, NVIT Core Plus Bond Fund, NVIT Emerging Markets Fund, NVIT Government Bond Fund, NVIT Government Money Market Fund, NVIT International Equity Fund, NVIT International Index Fund, NVIT Jacobs Levy Large Cap Growth Fund (formerly, NVIT Multi-Manager Large Cap Growth Fund), NVIT Multi-Manager Large Cap Value Fund, NVIT Mellon Dynamic U.S. Core Fund (formerly, NVIT Dynamic U.S. Growth Fund), NVIT Mellon Dynamic U.S. Equity Income Fund (formerly, American Century NVIT Multi Cap Value Fund), NVIT Mid Cap Index Fund, NVIT Multi-Manager International Value Fund, NVIT Multi-Manager Mid Cap Value Fund, NVIT Multi-Manager Small Cap Growth Fund, NVIT Multi-Manager Small Cap Value Fund, NVIT Multi-Manager Small Company Fund, NVIT Newton Sustainable U.S. Equity Fund (formerly, Neuberger Berman NVIT Socially Responsible Fund), NVIT Real Estate Fund, NVIT S&P 500 Index Fund, NVIT Short Term Bond Fund, NVIT Small Cap Index Fund and NVIT Wells Fargo Discovery Funds’ (formerly, NVIT Multi-Manager Mid Cap Growth Fund) Annual Reports on Form N-CSR for the year ended December 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
July 2, 2020